SEC Standardized Total Returns

Average Annual Total Return and Total Return for First Investors
Funds are calculated using the following standardized formula:

Average Annual

    Total Return = ((ERV (divided sign) P) - 1

    Total Return = ((ERV - P) (divided sign) P)

WHERE:    ERV = Ending redeemable value of a hypothetical
                $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

            P = a hypothetical initial investment of $1,000

            N = number of years

The following table lists the information used to calculate the average annual total return and total return for First Investors Series Fund II, Inc. (Class B shares) as of October 31, 1995.


                                                        AVE. ANNUAL     TOTAL
       Class B              ERV           P         N   TOTAL RETURN    RETURN

   Growth & Income Fund

           Life of Fund: $1,177.84   $1,000.00    .80       N/A        17.78%

Made In The U.S.A. Fund

           Life of Fund: $1,158.01    $1,000.00    .80       N/A        15.80%

  Utilities Income Fund

           Life of Fund: $1,170.24    $1,000.00    .80       N/A        17.02%

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SEC Standardized Total Returns

Average Annual Total Return and Total Return for First Investors
Funds are calculated using the following standardized formula:

Average Annual

    Total Return = ((ERV (divided sign) P) - 1

    Total Return = ((ERV - P) (divided sign) P)

WHERE:    ERV = Ending redeemable value of a hypothetical
                $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

            P = a hypothetical initial investment of $1,000

            N = number of years

The following table lists the information used to calculate the average annual total return and total return for First Investors Series Fund II, Inc. (Class A shares) as of October 31, 1995.


                                                        AVE. ANNUAL     TOTAL
       Class A              ERV           P         N   TOTAL RETURN    RETURN

   Growth & Income Fund

                 1 year: $1,191.81    $1,000.00   1.00      11.98%      11.98%

           Life of Fund: $1,161.97    $1,000.00   2.07       7.51%      16.20%

Made In The U.S.A. Fund

                 1 year: $1,167.61    $1,000.00   1.00      16.76%      16.76%

           Life of Fund: $1,201.89    $1,000.00   3.19       5.91%      20.09%

  Utilities Income Fund

                 1 year: $1,137.38    $1,000.00   1.00      13.74%      13.74%

           Life of Fund: $1,102.50    $1,000.00   2.69       3.70%      10.25%
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